                                                                    EXHIBIT 4.3

REGISTERED                                                           REGISTERED
                              ENSERCH CORPORATION

No.                   MEDIUM-TERM NOTE, SERIES A  CUSIP No.
                                (Floating Rate)

[If the Security is to be a Book-Entry Debt Security, insert - This Security is a Book-Entry Debt Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depository or a nominee of a Depository. This Security is exchangeable for Securities registered in the name of a Person other than the Depository or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in such limited circumstances.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY Person IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

PRINCIPAL AMOUNT:                      ISSUE PRICE:
(U.S. Dollars)                         (If other than 100% of the
                                       Principal Amount)

ISSUE DATE:                            STATED MATURITY:

INTEREST RATE BASIS:                   COMPUTATION PERIOD:

INTEREST PAYMENT DATE(S):              REGULAR RECORD DATE(S):

INDEX MATURITY:                        SPREAD (PLUS OR MINUS):

INITIAL INTEREST RATE:                 SPREAD MULTIPLIER:

MAXIMUM INTEREST RATE:                 MINIMUM INTEREST RATE:

INTEREST PAYMENT PERIOD:               INTEREST PAYMENT MONTH(S):
(monthly, quarterly,
semi-annually or annually)

INTEREST RESET PERIOD:                 INTEREST RESET MONTH(S):
(daily, weekly, monthly,
quarterly, semi-annually
or annually)

CALCULATION DATE(S):                   CALCULATION AGENT:

INTEREST RESET DATE(S):

REDEMPTION DATE(S):                    REDEMPTION PERCENTAGE(S):

REDEMPTION DATE(S)                     REDEMPTION PERCENTAGE(S)
  (OPTION OF HOLDER):                    (OPTION OF Holder):

NOTICE PERIOD:                         ORIGINAL ISSUE DISCOUNT SECURITY:
                                       If applicable, the following will
                                       be completed  for the purpose of
                                       applying the United States federal
                                       income tax original issue discount
                                       ("OID") rules:

OTHER PROVISIONS:                      TOTAL AMOUNT OF OID:

                                       YIELD TO MATURITY:

                                       INITIAL ACCRUAL PERIOD OID:

     ENSERCH CORPORATION, a corporation duly organized and existing under the laws of the State of Texas (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., as nominee for [If the Security is to be a Book-Entry Debt Security, insert - The Depository Trust Company] [_________________], or registered assigns, the Principal Amount specified above on the Stated Maturity specified above and to pay interest thereon, from and including the Issue Date specified above or from and including the most recent Interest Payment Date (as hereinafter defined) to which interest on this Security (or any Predecessor Security) has been paid or duly provided for to, but excluding, the Interest Payment Date (or, if the Interest Reset Period specified above is daily or weekly, from and including the Issue Date or from and including the day following the most recent Regular Record Date with respect to which interest has been paid or duly provided for, as the case may be, to but excluding the day following the Regular Record Date immediately preceding such Interest Payment Date), at a rate per annum equal to the Initial Interest Rate specified above until the first Interest Reset Date (as defined on the reverse hereof) following the Issue Date and thereafter at a rate determined in accordance with the provisions on the reverse hereof under the heading "Determination of Commercial Paper Rate", "Determination of CD Rate", "Determination of Prime Rate", "Determination of Federal Funds Effective Rate", "Determination of LIBOR" or "Determination of Treasury Rate", depending upon whether the Interest Rate Basis specified above is Commercial Paper Rate, CD Rate, Prime Rate, Federal Funds Effective Rate, LIBOR or Treasury Rate until the principal hereof is paid or duly made available for payment. Such interest shall be payable by the Company monthly, quarterly, semi-annually or annually as specified above under "Interest Payment Period" and, unless otherwise specified above under "Interest Payment Date(s)", such interest shall be payable by the Company on the third Wednesday of the month or months specified above under "Interest Payment Month(s)" in each year (or if any such day is not a Business Day (as defined on the reverse hereof) with respect to this Security, on the next succeeding Business Day with respect to this Security or, if the Interest Rate Basis specified above is LIBOR and the next succeeding such Business Day falls in the next calendar month, the next preceding such Business Day) (each date so specified above or, if none is so specified, determined as herein provided, an "Interest Payment Date") and at Maturity. The interest so payable, and punctually paid or duly provided for, on any such Interest Payment Date will be paid to the Person in whose name this Security (or any Predecessor Security) is registered at the close of business on the fifteenth day (whether or not a Business Day) next preceding such Interest Payment Date, unless a different Regular Record Date is specified above (the "Regular Record Date"); provided, however, that interest payable at Maturity will be payable to the Person to whom principal shall be payable; and provided, further, that if the Issue Date is after a Regular Record Date and before the next succeeding Interest Payment Date the first payment of interest shall be payable on the second Interest Payment Date following the Issue Date to the Person in whose name this Security (or any Predecessor Security) is registered at the close of business on the Regular Record Date immediately preceding such Interest Payment Date. Any such interest which is payable, but not punctually paid or duly provided for, on any Interest Payment Date will forthwith cease to be payable to the Holder on such Regular Record Date and such defaulted interest may either be paid to the Person in whose name this Security (or any Predecessor Security) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee referred to on the reverse hereof, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     Payment of the principal of (and premium, if any) and interest on this Security will be made at the corporate trust office of the Trustee in the Borough of Manhattan, The City of New York, or such other office or agency of the Company maintained by it for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, payment of interest (other than interest payable at Maturity) may be made by check mailed to the address of the Holder as such address shall appear in the Security Register.

     REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

     Unless the certificate of authentication hereon has been executed by the Trustee by the manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by manual or facsimile signature under its corporate seal.

Dated:
                                   ENSERCH CORPORATION

[CORPORATE SEAL]
                                   By:________________________________


                                   By:________________________________



                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                   FIRST NATIONAL BANK OF CHICAGO,
                                        As Trustee


                                   By:_________________________________
                                        Authorized Officer

     This Security is one of a duly authorized issue of securities of the Company (the "Securities") issued and to be issued in one or more series under the Indenture, dated as of February 15, 1992 (the "Indenture"), between the Company and The First National Bank of Chicago, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, initially limited to an aggregate principal amount not to exceed $___________ (or, if Securities of this series are to be Original Issue Discount Securities, such principal amount as shall result in an aggregate initial offering price of Securities equivalent to no more than $___________) which limit may be increased at the option of the Company in the future if it determines that it may wish to sell additional Securities. Except as otherwise may be stated on the face hereof, the Securities of this series are issuable only as registered Securities, without coupons, in denominations of $100,000 and integral multiples of $1,000 in excess thereof. The Securities of this series may be issued from time to time in various principal amounts, may mature at different times, may bear interest at different rates, may be subject to different redemption provisions, if any, and may otherwise vary. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

     The Securities are general, direct, unconditional and unsecured obligations of the Company.

     Accrued interest hereon shall be calculated by multiplying the principal amount specified on the face hereof by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal rounded upwards, if necessary, as described below) for each such day shall be computed by dividing the interest rate (expressed as a decimal rounded upwards, if necessary, as described below) applicable to such day by 360, if the Interest Rate Basis specified on the face hereof is the Commercial Paper Rate, CD Rate, Prime Rate, Federal Funds Effective Rate or LIBOR, by the actual number of days in the year (365 or 366, as the case may be) if the Interest Rate Basis specified on the face hereof is the Treasury Rate, or by the number of days in the Computation Period specified on the face hereof. Except as otherwise provided herein, all percentages resulting from any calculation with respect to this Security will be rounded, if necessary, to the nearest one-hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655) and 9.876544% (or .09876544)
being rounded to 9.87654% (or .0987654)), and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

     The rate of interest on this Security will be reset daily, weekly, monthly, quarterly, semi-annually or annually, as specified on the face hereof under Interest Reset Period (each date upon which interest is so reset as provided below being hereinafter referred to as an "Interest Reset Date"), and the interest rate in effect on any day shall be (a) if such day is an Interest Reset Date, the interest rate for such Interest Reset Date or (b) if such day is not an Interest Reset Date the interest rate for the immediately preceding Interest Reset Date; provided, however, that (i) the interest rate in effect from the Issue Date of this Security to but excluding the first Interest Reset Date will be the Initial Interest Rate and (ii) the interest rate in effect for the ten calendar days immediately prior to Maturity of this Security will be that in effect on the tenth calendar day preceding such Maturity. Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified on the face hereof and in no event shall be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application. Unless otherwise specified on the face hereof and except as provided in the next succeeding sentence, the Interest Reset Date with respect to this Security will be, if the Interest Reset Period specified on the face hereof is daily, each Business Day; if the Interest Reset Period specified on the face hereof is weekly (unless the Interest Rate Basis specified on the face hereof is the Treasury Rate), the Wednesday of each week; if the Interest Reset Period specified on the face hereof is weekly and the Interest Rate Basis specified on the face hereof is the Treasury Rate, except as otherwise provided below, the Tuesday of each week; if the Interest Reset Period specified on the face hereof is monthly, the third Wednesday of each month; if the Interest Reset Period specified on the face hereof is quarterly, the third Wednesday of each March, June, September and December; if the Interest Reset Period specified on the face hereof is semi-annually, the third Wednesday of two months in each year specified under "Interest Reset Month(s)" on the face hereof; and if the Interest Reset Period specified on the face hereof is annually, the third Wednesday of the month in each year specified under "Interest Reset Month(s)" on the face hereof. If, pursuant to the preceding sentence, any Interest Reset Date would otherwise be a day that is not a Business Day (as defined below) with respect to this Security, the Interest Reset Date shall be the next succeeding day that is a Business Day with respect to this Security, except that if the Interest Rate Basis specified on the face hereof is LIBOR and the next succeeding Business Day falls in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day. Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date the rate of interest on this Security shall be the rate determined in accordance with the provisions of the applicable heading below.

     "Business Day" means (i) with respect to any Security of this series the rate of interest on which is determined other than in accordance with the provisions of the heading "Determination of LIBOR" below, any day that is not a Saturday or Sunday and that in New York, New York is not a day on which banking institutions are generally authorized or obligated by law to close and (ii) with respect to any Security of this series the rate of interest on which is determined in accordance with the provisions of the heading "Determination of LIBOR" below, any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

     Determination of Commercial Paper Rate. If the Interest Rate Basis specified on the face hereof is the Commercial Paper Rate, the interest rate with respect to this Security for any Interest Reset Date shall equal (a) the Money Market Yield (calculated as described below) of the rate on the second Business Day with respect to this Security immediately preceding such Interest Reset Date (the "Commercial Paper Interest Determination Date") for commercial paper having the Index Maturity specified on the face hereof, (i) as published in "Statistical Release H.15(519), Selected Interest Rates", or any successor publication published by the Board of Governors of the Federal Reserve System ("H.15(519)"), under the heading "Commercial Paper", or (ii) if such rate is not so published prior to 9:00 A.M., New York City time, on the Calculation Date (as defined below) pertaining to such Commercial Paper Interest Determination Date, then as published in "Composite 3:30 P.M. Quotations for U.S. Government Securities", or any successor publication published by the Federal Reserve Bank of New York ("Composite Quotations"), under the heading "Commercial Paper", or
(b) if such rate is not published in either H.15(519) by 9:00 A.M., New York City time, on such Calculation Date or Composite

Quotations by 3:00 P.M., New York City time, on such Calculation Date, the Money Market Yield of the arithmetic mean, as calculated by the Calculation Agent on such Calculation Date, of the offered rates, as of 11:00 A.M., New York City time, on such Commercial Paper Interest Determination Date, of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper having the Index Maturity specified on the face hereof placed for an industrial issuer whose bond rating is "AA", or the equivalent, from a nationally recognized rating agency, in each of the above cases adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof; provided, however, that if such dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate shall be the Commercial Paper Rate in effect on such Commercial Paper Interest Determination Date.

     "Money Market Yield" shall be a yield (expressed as a percentage rounded upwards, if necessary, to the next higher one-hundred thousandth of a percentage point), calculated in accordance with the following formula:

                                            D x 360
                                           _________ x 100
                    Money Market Yield  =   360 - (D X M)

where "D" refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the interest period for which interest in being calculated.

     Determination of CD Rate. If the Interest Rate Basis specified on the face hereof is the CD Rate, the Interest Rate with respect to any Interest Reset Date shall equal (a) the rate on the second Business Day with respect to this Security immediately preceding such Interest Reset Date (the "CD Rate Interest Determination Date") for negotiable certificates of deposit having the Index Maturity specified on the face hereof, (i) as published in H.15(519) under the heading "CDs (Secondary Market)", or (ii) if such rate is not published prior to 9:00 A.M., New York City time, on the Calculation Date pertaining to such CD Rate Interest Determination Date, then as published in Composite Quotations under the heading "Certificates of Deposit", or (b) if such rate is neither published in H.15(519) by 9:00 A.M., New York City time, on such Calculation Date nor in Composite Quotations by 3:00 P.M., New York City time, on such date, the arithmetic mean, as calculated by the Calculation Agent, of the secondary market offered rates, as of 10:00 A.M., New York City time, on such CD Rate Interest Determination Date, of three leading nonbank dealers of negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money market banks with a remaining maturity closest to the Index Maturity specified on the face hereof in a denomination of $5,000,000 in each of the above cases adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication of the Spread Multiplier, if any, specified on the face hereof; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate will be the CD Rate in effect on such CD Rate Interest Determination Date.

     Determination of Prime Rate. If the Interest Rate Basis specified on the face hereof is the Prime Rate, the Interest Rate with respect to this Security for any Interest Reset Date shall equal (a) the rate on the second Business Day with respect to this Security immediately preceding such Interest Reset Date (the "Prime Rate Interest Determination Date") as published in H.15(519) under the heading "Bank Prime Loan", (b) if such rate is not so published prior to 9:00 A.M., New York City time, on the Calculation Date pertaining to such Prime Rate Interest Determination Date, the arithmetic mean, as calculated by the Calculation Agent on such Calculation Date, of the rates of interest publicly announced by each bank that appears on the Reuters Screen NYMF Page (as defined below) as such bank's prime rate or base lending rate as in effect for that Prime Rate Interest Determination Date, (c) if fewer than four such rates but more than one such rate appear on the Reuters Screen NYMF Page for that Prime Rate Interest Determination Date, the Prime Rate will be the arithmetic mean, as calculated by the Calculation Agent, of the prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by four major money center banks in The City of New York selected by the Calculation Agent, and (d) if fewer than two quotations are provided, the Prime Rate shall be determined on the basis of the rates furnished in The City of New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, having total equity capital of at least $500 million and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent to provide such rate or rates, in each of the above cases adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication of the Spread Multiplier, if any, specified on the face hereof; provided, however, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, the Prime Rate will be the Prime Rate in effect on such Prime Rate Interest Determination Date.

     "Reuters Screen NYMF Page" means the display designated as page "NYMF" on the Reuters Monitor Money Rates Service (or such other page as may replace the NYMF page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

     Determination of Federal Funds Effective Rate. If the Interest Rate Basis specified on the face hereof is the Federal Funds Effective Rate, the interest rate with respect to this Security for any Interest Reset Date shall equal (a) the rate on the second Business Day with respect to this Security immediately preceding such Interest Reset Date (the "Federal Funds Effective Interest Determination Date") for Federal Funds having the Index Maturity specified on the face hereof (i) as published in H.15(519) under the heading "Federal Funds (Effective)" or (ii) if such rate is not so published prior to 9:00 A.M., New York City time, on the Calculation Date pertaining to such Federal Funds Effective Interest Determination Date, then as published in Composite Quotations under the heading "Federal Funds/Effective Rate" or (b) if such rate is neither published in either H.15(519) by 9:00 A.M., New York City time, on such Calculation Date nor in Composite Quotations by 3:00 P.M., New York City time, on such date, the arithmetic mean, as calculated by the Calculation Agent on such Calculation Date, of the rates, as of 11:00 A.M., New York City time, on such Federal Funds Effective Interest Determination Date, for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent, in each of the above cases adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof; provided, however, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Effective Rate will be the Federal Funds Effective Rate in effect on such Federal Funds Effective Interest Determination Date.

     Determination of LIBOR. If the Interest Rate Basis specified on the face hereof is LIBOR, the interest rate with respect to this Security for any Interest Reset Date shall be determined by the Calculation Agent in accordance with the following provisions:

         (i) On the second Business Day prior to such Interest Reset Date (a "LIBOR Interest Determination Date"), the Calculation Agent will determine LIBOR on the basis of the arithmetic mean of the offered rates for deposits of not less than U.S. $1,000,000 having the Index Maturity specified on the face hereof, commencing on the second Business Day immediately following such LIBOR Interest Determination Date, which appears on the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks) (the "Reuters Screen LIBO Page") as of 11:00 A.M., London time, on that LIBOR Interest Determination Date, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof; provided, however, that if fewer than two such offered rates so appear, LIBOR for such LIBOR Interest Determination Date will be determined as described in (ii) below.

         (ii) If on any LIBOR Interest Determination Date fewer than two offered rates appear on the Reuters Screen LIBO Page, LIBOR will be determined on the basis of the rates at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date at which deposits in U.S. dollars having the Index Maturity specified on the face hereof are offered to prime banks in the London interbank market by four major banks selected by the Calculation Agent commencing on the second Business Day immediately following such LIBOR Interest Determination Date, and in a principal amount equal to an amount of not less than U.S. $1,000,000 that in the Calculation Agent's judgment is representative for a single transaction in such market at such time. The Calculation Agent will request the principal London office of each such bank to provide a quotation of its rate. If at least two such quotations are provided, LIBOR for such LIBOR Interest Determination Date will be the arithmetic mean, as calculated by the Calculation Agent, of such quotations, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof. If fewer than two quotations are provided, LIBOR for such LIBOR Interest Determination Date will be the arithmetic mean, as calculated by the Calculation Agent, of the rates quoted at approximately 11:00 A.M., New York City time, on such LIBOR Interest Determination Date by three major banks in The City of New York, selected by the Calculation Agent, for loans in U.S. dollars to leading European banks, having the Index Maturity specified on the face hereof, commencing on the second Business Day immediately following such LIBOR Interest Determination Date, and in a principal amount equal to an amount of not less than U.S. $1,000,000 that in the Calculation Agent's judgment is representative for a single transaction in such market at such time, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR will be the LIBOR in effect on such LIBOR Interest Determination Date.

     Determination of Treasury Rate. If the Interest Rate Basis specified on the face hereof is the Treasury Rate, the interest rate with respect to this Security for any Interest Reset Date shall equal (a) the rate for the most recent auction of direct obligations of the United States ("Treasury bills") having the Index Maturity specified on the face hereof as published in H.15(519) under the heading "U.S. Government Securities - auction average (investment)" on the Treasury Interest Determination Date (as defined below) or (b) if such rate is not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Treasury Interest Determination Date, the auction average rate (expressed as bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) for such auction as otherwise announced by the United States Department of the Treasury or (c) in the event that the results of the auction of Treasury bills having the Index Maturity specified on the face hereof are not published or reported as provided in (a) or (b) above by 3:00 P.M., New York City time, on such Calculation Date or if no such auction is held in a particular week, the yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean, as calculated by the Calculation Agent on such Calculation Date, of the secondary market bid rates as of approximately 3:30 P.M., New York City time, on such Treasury Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the Index Maturity specified on the face hereof, in each of the above cases adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof; provided, however, that if such dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate shall be the Treasury Rate on such Treasury Interest Determination Date.

     The "Treasury Interest Determination Date" pertaining to an Interest Reset Date will be the day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as a result of a legal holiday, an auction is held for such week on the preceding Friday, such preceding Friday shall be the Treasury Interest Determination Date for such week. If an auction falls on a day that is an Interest Reset Date, such Interest Reset Date will be the next following Business Day.

     Unless otherwise specified on the face hereof, the Calculation Date shall be the tenth day after such interest determination date or, if any such day is not a Business Day, the next succeeding Business Day. Unless otherwise specified on the face hereof, the Calculation Agent shall be the Trustee.

     If this Security is designated on the face hereof as an Original Issue Discount Security, then, notwithstanding anything to the contrary contained in this Security, upon the redemption or acceleration of Maturity of this Security there shall be payable in lieu of the Principal Amount an amount equal to the Amortized Face Amount of this Security. The "Amortized Face Amount" shall be the amount equal to (a) the Principal Amount multiplied by the Issue Price specified on the face hereof (expressed as a percentage of the Principal Amount), plus (b) that portion of the difference between the Issue Price and the Principal Amount that has been amortized at the Stated Yield (as defined below) of this Security (computed in accordance with generally accepted United States bond yield computation principles) at the date as of which the Amortized Face Amount is calculated, but in no event shall the Amortized Face Amount exceed the Principal Amount hereof. As used in the previous sentence "Stated Yield" means the Yield to Maturity specified on the face hereof (or if not so specified, the yield to maturity compounded semi-annually and computed in accordance with generally accepted United States bond yield computation principles) for the period from the Issue Date to the Stated Maturity on the basis of the Issue Price and the Principal Amount.

     If one or more Redemption Dates (or ranges of Redemption Dates) is specified on the face hereof, this Security is subject to redemption upon not less than 30 nor more than 60 days' notice by mail, on any such date (or during any such range) as a whole, or from time to time in part, at the option of the Company, at a Redemption Price determined as provided in the next succeeding sentence, together with accrued interest to the Redemption Date; but interest installment whose Stated Maturity is on or prior to the

Redemption Date will be payable to the Holder hereof(or one or more Predecessor Securities) of record at the close of business on the Regular Record Dates referred to on the face hereof, all as provided in the Indenture. If applicable, the "Redemption Price" for any such redemption shall be the amount determined by multiplying the Redemption Percentage specified on the face hereof with respect to the relevant Redemption Date (or range of such dates) by the portion of the principal amount hereof (or, if this Security is an Original Issue Discount Security, the portion of the Amortized Face Amount hereof) to be redeemed; provided, however, that in no event shall the Redemption Price be less than 100% of the portion of the principal amount hereof (or, if this Security is an Original Issue Discount Security, the portion of the Amortized Face Amount hereof) to be redeemed.

     Notice of redemption having been given as aforesaid, this Security (or the portion of the principal amount hereof so to be redeemed) shall, on the Redemption Date, become due and payable at the Redemption Price herein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) shall cease to bear interest. In the case of any partial redemption of Securities of this series at the option of the Company, the Securities of a particular tenor with like terms to be redeemed shall be selected by the Trustee not more than 60 days prior to the Redemption Date by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal amount of Securities. In the event of any redemption of this Security in part only, a new Security or Securities of this series of like tenor and terms for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the surrender and cancellation hereof.

     If one or more Redemption Dates (Option of Holder) (or ranges of such dates) is specified on the face hereof, this Security is subject to redemption on any such date (or during any such range) or, if such date is not a Business Day, on the first Business Day following such date, as a whole or from time to time in part, at the election of the Holder hereof, at a Redemption Price determined as provided in the last sentence of this paragraph together with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holder hereof of record at the close of business on the Regular Record Date referred to on the face hereof, all as provided in the Indenture. Such election shall be effected by the Holder hereof delivering to the Company at the principal corporate trust office of the Trustee in the Borough of Manhattan, The City of New York not less than 30 nor more than 60 days prior to the date on which this Security is to be redeemed, or during such other Notice Period specified on the face hereof, a notice requesting such redemption in the form described below and specifying the date upon which this Security is to be redeemed. Any notice given by a Holder pursuant to this paragraph shall consist of either (i) this Security with the form entitled "Option to Elect Redemption" set forth at the end of this Security duly completed or (ii) a telegram, facsimile transmission or a letter from a member of a national securities exchange, or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder hereof, the principal amount of this Security, the principal amount of this Security to be redeemed, the certificate number or a description of the terms of this Security, a statement that the option to elect redemption is being exercised thereby and a guarantee that this Security, together with the duly completed form entitled "Option to Elect Redemption" below, will be received by the Trustee not later than the fifth Business Day after the date of such telegram, facsimile transmission or letter; provided, however, that such telegram, facsimile transmission or letter shall only be effective if this Security and form duly completed are received by the Trustee by such fifth Business Day. Exercise of the redemption option by the Holder hereof will be irrevocable. If applicable, the "Redemption Price" for any such redemption shall be determined by multiplying the Redemption Percentage (Option of Holder) specified on the face hereof with respect to the relevant Redemption Date (Option of Holder) (or range of such dates) by the portion of the principal amount hereof (or, if this Security is an Original Issue Discount Security, the portion of the Amortized Face Amount hereof) to be redeemed; provided, however, that in no event shall the Redemption Price be less than 100% of the portion of the principal amount hereof (or, if this Security is an Original Issue Discount Security, the portion of the Amortized Face Amount hereof) to be redeemed.

     The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of this Security and (b) certain restrictive covenants, in each case upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

     If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series (or, in the case of Original Issue Discount Securities, the Amortized Face Amount thereof) may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a specified percentage in principal amount of the Securities of each series at the time outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the outstanding Securities of this series shall have made written request, and offered reasonable indemnity to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the outstanding Securities of this series a direction inconsistent with such request and the Trustee shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of and premium (if any) or interest on this Security on or after the respective due dates expressed herein.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium (if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and premium (if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     As provided in the Indenture and subject to certain limitations therein set forth, the Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same. In the event of any redemption at the option of the Company, the Trustee shall not be required to (i) issue, register the transfer of or exchange Securities of this series during a period beginning at the open of business 15 days before the day of the mailing of a notice of any redemption and ending at the close of business on the day of such mailing, or (ii) register the transfer of or exchange any Security so selected for redemption, except, in the case of any redemption in part, the portion of any Security not to be redeemed. Following the exercise of a redemption option by the Holder hereof, the Trustee shall not be required to issue, register the transfer of or exchange that portion of this Security with respect to which such option has been exercised.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Securities of this series may be issued in the form of one or more Book-Entry Debt Securities to The Depository Trust Company as Depository for the Securities of this series or its nominee and registered in the name of the Depository or such nominee. If the face of this Security contains a legend indicating that this Security is a Book-Entry Debt Security so registered, the transfer and exchange hereof is subject to the additional limitations set forth in such legend and in the Indenture.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
                      ___________________________________

                                 ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of the within Security, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenants in common           UNIF GIFT MIN ACT.....Custodian.....
TEN ENT - as tenants by the entiretie                    (Cust)        (Minor)
JT TEN  - as joint tenants with right    under Uniform Gifts to Minors Act
          of survivorship and not as     ....................................
          tenants in common                            (State)

     Additional abbreviations may also be used though not in the above list.

                          ___________________________

 FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF ASSIGNEE

______________________________________

______________________________________________________________________________
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

______________________________________________________________________________

______________________________________________________________________________
the within Security of ENSERCH CORPORATION and hereby does irrevocably constitute and appoint

__________________________________________________________________Attorney to
transfer the said Security on the books of the within-named Corporation, with full power of substitution in the premises.

Dated:                                         ______________________________

Signature Guaranteed by:

                           OPTION TO ELECT REDEMPTION

The undersigned hereby irrevocably requests and instructs ENSERCH Corporation to redeem the within Security (or portion thereof specified below) pursuant to its terms at the Redemption Price, to the undersigned at

______________________________________________________________________________
(Please print or typewrite name and address including postal zip code of the undersigned)

______________________________________________________________________________

______________________________________________________________________________

If less than the entire principal amount of the within Security is to be redeemed, specify the portion thereof which the Holder elects to have redeemed:

_____________________________________________________________________________;
and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Securities to be issued to the Holder for the portion of the within Security not being redeemed (in the absence of any such specification, one such Security will be issued for the portion not being redeemed):

______________________________________________________________________________

Dated:__________________      X_______________________________________________

                              NOTICE: The signature on this Option to Elect Redemption must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.